                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): October 26, 1998

                           Dominion Bridge Corporation
            -------------------------------------------------------
             (Exact name of registrant as specified in its charter)

            Delaware                   1-103720           23-25 77796
  ----------------------------     -----------------    ----------------
  (State or other jurisdiction     Commission File     (I.R.S. Employer
      of incorporation)                Number           Identification No.)


             500 Notre Dame Street, Lachine, Quebec, CANADA H8S 2B2
            -------------------------------------------------------
                    (Address of principal executive offices)

       Registrant's telephone number, including area code (514) 634-3550
       -----------------------------------------------------------------
         (Former name or former address, if changed since last report.)

ITEM 3.   BANKRUPTCY OR RECEIVERSHIP.

     On August 11, 1998, Dominion Bridge Corporation (the "Company") and each of its principal operating subsidiaries other than McConnell Dowell Corporation Ltd. (collectively, the "North American Subsidiaries") filed a Notice of Intention to Make a Proposal (the "Notice") pursuant to the Bankruptcy and Insolvency Act (the "Act") with the Quebec Superior Court in Montreal, Quebec, Canada (Court No. 500-11-009746-989; Estate No. 41-216748). After the court ordered a Motion For an Extension of Time to File a Proposal, the Company and its North American Subsidiaries had until October 26, 1998 (unless further extended by the Court) to file a proposal for its future operations with the Quebec Superior Court.

     On October 26, 1998, the Company and its North American Subsidiaries filed a Motion To Declare Stay of Proceedings Inoperant with the Quebec Superior Court requesting the court to permit the sale of the Company's beneficial ownership of shares of McConnell Dowell

Corporation Limited, an Australia engineering company, and Cedar Group Australia Pty Limited. The Company believes that the sale of such shares will provide sufficient proceeds to pay the secured creditors in full. The Motion to Declare Stay of Proceedings Inoperant was approved by the Quebec Superior Court on October 26, 1998 to permit the sale of shares of Cedar Group Australia Pty Limited and McConnell Dowell Corporation Limited.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                              DOMINION BRIDGE CORPORATION
                              (Registrant)


Dated:  October 30, 1998                By: /s/ Derek S. Tennant
                                           -----------------------------------
                                           Derek S. Tennant
                                           Interim Chief Operating Officer and
                                           Director